Exhibit 4.12

DESCRIPTION OF CAPITAL STOCK

The following descriptions summarize important terms of our capital stock. This summary reflects our Amended and Restated Certificate of Incorporation (the “Amended Charter”) and does not purport to be complete and is qualified in its entirety by the Amended Charter and the Amended and Restated Bylaws (the “Bylaws), which have been filed as exhibits to this Annual Report. For a complete description our capital stock, you should refer to our Amended Charter and our Bylaws and applicable provisions of the Delaware General Corporation Law.

General

Our authorized capital stock consists of 305,000,000 shares of common stock, par value $0.0001 per share, 190,000,000 of which shares are designated as “Class A common stock” and 115,000,000 of which shares are designated as “Class B common stock”.

In addition, 20,000,000 shares of Preferred Stock may be issued from time to time in one or more series by a resolution of our Board of Directors establishing the number of shares to be included in such series, and fixing the voting powers, full or limited, or no voting power of the shares of such series, and the designation, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of each series.

Our Class A common stock has voting rights and our Class B common stock does not have voting rights under our Amended Charter. See “Common Stock - Voting Rights” and “Preferred Stock - Voting Rights” below for further details.

Common Stock

Class B common stock has the same rights and powers of, ranks equally to, shares ratably with and is identical in all respects, and as to all matters to Class A common stock; except that our Class B common stock is non-voting and is not entitled to any votes on any matter that is submitted to a vote of our stockholders, except as required by Delaware law.

Voting Rights

Our Class B common stock is non-voting and is not entitled to any votes on any matter that is submitted to a vote of our stockholders, except as required by Delaware law, for instance, if we were to:

●	change the par value of the common stock; or

●	amend our Amended Charter to alter the powers, preferences, or special rights of the common stock as a whole in a way that would adversely affect the holders of our Class B common stock.

Generally, for changes in par value, it would require the majority approval of all holders of our common stock to approve such change.

In addition, Delaware law would permit holders of Class B common stock to vote separately, as a single class, if an amendment to our Amended Charter would adversely affect them by altering the powers, preferences, or special rights of the Class B common stock, but not the Class A common stock. As a result, in these limited instances, the holders of a majority of the Class B common stock could defeat any amendment to our Amended Charter. For example, if a proposed amendment of our Amended Charter provided for the Class B common stock to rank junior to the Class A common stock with respect to (i) any dividend or distribution, (ii) the distribution of proceeds were we to be acquired, or (iii) any other right, Delaware law would require the vote of the Class B common stock, with each share of Class B common stock entitled to one vote per share. In this instance, the holders of a majority of Class B common stock could defeat that amendment to our Amended Charter.

Further, upon and following the “Final Conversion Date” -defined as the date that no shares of Class A common stock remain outstanding-holders of Class B common stock will be entitled to one vote per share.

Our Amended Charter provides that the number of authorized shares of common stock or any class of common stock, including our Class B common stock, may be increased or decreased (but not below the number of shares of common stock then outstanding) by the affirmative vote of the holders of a majority of the Class A common stock. As a result, the holders of a majority of the outstanding Class A common stock can approve an increase or decrease in the number of authorized shares of Class B common stock without a separate vote of the holders of Class B common stock. This could allow us to increase and issue additional shares of Class B common stock beyond what is currently authorized in our Amended Charter without the consent of the holders of our Class B common stock.

Each holder of shares of Class A common stock will be entitled to one vote for each share thereof held at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, the date such vote is taken or any written consent of stockholders is solicited.

Election of Directors

The holders of the Class A common stock shall be entitled to elect, remove and replace all of our directors.

Dividend Rights

Subject to preferences that may be applicable to any then outstanding class of capital stock having prior rights to dividends, The holders of the Class A common stock and the Class B common stock shall be entitled to receive, on a pari passu basis, when and as declared by the Board of Directors, out of any of our assets legally available therefore, such dividends as may be declared from time to time by the Board of Directors.

Liquidation Rights

Subject to preferences that may be applicable to any then outstanding class of capital stock having prior rights to dividends, In the event of our liquidation, or winding up, whether voluntary or involuntary, subject to the rights of any Preferred Stock that may then be outstanding, our assets legally available for distribution to stockholders shall be distributed on an equal priority, pro rata basis to the holders of Class A and Class B common stock, treated as a single class.

Conversion Rights

Each share of Class A common stock is convertible at any time at the option of the holder into one share of Class B common stock.

On any transfer of shares of Class A common stock, whether or not for value, each such transferred share will automatically convert into one share of Class B common stock, except for certain transfers described in our Amended Charter, including certain transfers for tax and estate planning purposes, transfers approved by our Board, and transfers to certain family members.

Right of First Refusal

2,266,105 shares of our Class A common stock are subject to transfer restrictions. Should the holders of those shares wish to sell or transfer their securities, except under certain limited circumstances, we have a right of first refusal to purchase those shares.

Other Rights

Holders of our Class A and Class B common stock have no preemptive, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our Class A or Class B common stock.

Preferred Stock

Pursuant to the Amended Charter, our Board of Directors will have the authority, without further action by our stockholders, to designate and issue shares of Preferred Stock in one or more series. Our Board of Directors may also designate the rights, preferences and privileges of the holders of each such series of Preferred Stock, any or all of which may be greater than or senior to those granted to the holders of common stock. Though the actual effect of any such issuance on the rights of the holders of common stock will not be known until such time as our Board of Directors determines the specific rights of the holders of Preferred Stock, the potential effects of such an issuance include:

●	diluting the voting power of the holders of common stock; reducing the likelihood that holders of common stock will receive dividend payments;

●	reducing the likelihood that holders of common stock will receive payments in the event of our liquidation, dissolution, or winding up; and

●	delaying, deterring, or preventing a change-in-control or other corporate takeover.

All Classes of Stock

Voting Rights

Our Class B common stock is non-voting and is not entitled to any votes on any matter that is submitted to a vote of our stockholders, except as required by Delaware law. Delaware law would permit holders of Class B common stock to vote, with one vote per share, on a matter if we were to:

●	change the par value of the common stock; or

●	amend our Amended Charter to alter the powers, preferences, or special rights of the common stock as a whole in a way that would adversely affect the holders of our Class B common stock.

In addition, Delaware law would permit holders of Class B common stock to vote separately, as a single class, if an amendment to our Amended Charter would adversely affect them by altering the powers, preferences, or special rights of the Class B common stock, but not the Class A common stock. As a result, in these limited instances, the holders of a majority of the Class B common stock could defeat any amendment to our Amended Charter. For example, if a proposed amendment of our Amended Charter provided for the Class B common stock to rank junior to the Class A common stock with respect to (i) any dividend or distribution, (ii) the distribution of proceeds were we to be acquired, or (iii) any other right, Delaware law would require the vote of the Class B common stock, with each share of Class B common stock entitled to one vote per share. In this instance, the holders of a majority of Class B common stock could defeat that amendment to our Amended Charter.

Further, upon and following the “Final Conversion Date” -defined as the date that no shares of Class A common stock remain outstanding-holders of Class B common stock will be entitled to one vote per share.

Our Amended Charter provides that the number of authorized shares of common stock or any class of common stock, including our Class B common stock, may be increased or decreased (but not below the number of shares of common stock then outstanding) by the affirmative vote of the holders of a majority of the Class A common stock. As a result, the holders of a majority of the outstanding Class A common stock can approve an increase or decrease in the number of authorized shares of Class B common stock without a separate vote of the holders of Class B common stock. This could allow us to increase and issue additional shares of Class B common stock beyond what is currently authorized in our Amended Charter without the consent of the holders of our Class B common stock.

Each holder of shares of Class A common stock will be entitled to one vote for each share thereof held at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, the date such vote is taken or any written consent of stockholders is solicited.

Election of Directors

The holders of the Class A common stock shall be entitled to elect, remove and replace all of our directors.

Dividend Rights

The holders of the Class A common stock and the Class B common stock shall be entitled to receive, on a pari passu basis, when and as declared by the Board of Directors, out of any of our assets legally available therefore, such dividends as may be declared from time to time by the Board of Directors.

Liquidation Rights

In the event of our liquidation, or winding up, whether voluntary or involuntary, subject to the rights of any Preferred Stock that may then be outstanding, our assets legally available for distribution to stockholders shall be distributed on an equal priority, pro rata basis to the holders of Class A and Class B common stock, treated as a single class.

Conversion Rights

Each share of Class A common stock is convertible at any time at the option of the holder into one share of Class B common stock.

On any transfer of shares of Class A common stock, whether or not for value, each such transferred share will automatically convert into one share of Class B common stock, except for certain transfers described in our Amended Charter, including certain transfers for tax and estate planning purposes, transfers approved by our Board, and transfers to certain family members.

Right of First Refusal

2,266,105 shares of our Class A common stock are subject to transfer restrictions. Should the holders of those shares wish to sell or transfer their securities, except under certain limited circumstances, we have a right of first refusal to purchase those shares.

Other Rights

Holders of our Class A and Class B common stock have no preemptive, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our Class A or Class B common stock.

Public Benefit Corporation Status

We are a public benefit corporation under subchapter XV of the Delaware General Corporation Law.

As a public benefit corporation, our Board of Directors is required by the Delaware General Corporation Law to manage or direct our business and affairs in a manner that balances the pecuniary interests of our stockholders, the best interests of those materially affected by our conduct, and the specific public benefits identified in our Amended Charter. We are also required to assess our benefit performance internally and to disclose to stockholders at least biennially a report that details our promotion of the public benefits identified in our Amended Charter and of the best interests of those materially affected by our conduct. We expect that our Board of Directors will measure our benefit performance against the objectives and standards proposed by the Company and approved by the Board of Directors. When determining the objectives and standards by which our Board of Directors will measure our public benefit performance, our Board of Directors will consider, among other factors, whether the objectives and standards are (i) comprehensive in that they assess the positive impact of our business on the communities in which we operate, and society and the environment, taken as a whole, (ii) credible in that they are comparable to the objectives and standards created by independent third parties that evaluate the corporate ethics, sustainability and governance practices of other public benefit corporations, and (iii) transparent in that the criteria considered for measuring such objectives and standards be made publicly available, including disclosing the process by which revisions to the objectives and standards are made and whether such objectives and standards present real or potential conflicts of interests.

Under the Delaware General Corporation Law, our stockholders may bring a derivative suit to enforce this requirement only if they own (individually or collectively), at least 2% of our outstanding shares or, upon our listing, the lesser of such percentage or shares of at least $2 million in market value.

Exclusive Forum Provision of our Certificate of Incorporation

Our Amended Charter contains exclusive forum provisions that designate specific courts as the exclusive forums for certain legal actions. These provisions are intended to reduce the risk of costly and duplicative litigation, but may limit a stockholder’s ability to bring claims in a judicial forum of their choosing.

Specifically, our Amended Charter provides that, to the fullest extent permitted by law, the Court of Chancery of the State of Delaware will be the exclusive forum for:

●	any derivative action or proceeding brought on our behalf;

●	any action asserting a claim of breach of fiduciary duty;

●	any action asserting a claim against us arising pursuant to the Delaware General Corporation Law (DGCL), our Amended Charter, or our Bylaws; and

●	any action asserting a claim governed by the internal affairs doctrine.

In addition, our Amended Charter contains a federal forum provision that provides that the U.S. federal district courts shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act to the fullest extent permitted by law.

These exclusive forum provisions do not apply to claims under the Exchange Act which is subject to exclusive federal jurisdiction under Section 27 of the Exchange Act

Any person or entity purchasing or otherwise acquiring or holding any interest in our securities will be deemed to have notice of, and consented to, these exclusive forum provisions, including the federal forum provision.

These provisions may limit our stockholders’ ability to bring a claim in a forum they find favorable and may discourage lawsuits against us or our directors, officers, or employees. If a court were to find any of these provisions to be inapplicable or unenforceable in a particular case, we could incur additional costs associated with resolving the dispute in alternative jurisdictions, which could adversely affect our business, financial condition, and results of operations.